EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 1, 2001 (except for the matters disclosed in Note 16 as to which the date is December 10, 2001) included in Pharmaceutical Resources, Inc.'s January 14, 2002 Report on Form 8-K and to all references to our Firm included in or made a part of this registration statement.


                                        /s/ Luboshitz Kasierer
                                        Luboshitz Kasierer
                                        Member firm of Arthur Andersen

Haifa, Israel
January 25, 2002